Calculation of Filing Fee Tables
S-8
Protagonist Therapeutics, Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share ("Common Stock") to be issued pursuant to future awards under the Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan (the "2016 Plan")	457(a)	2,503,115	$ 82.49	$ 206,481,956.35	0.0001381	$ 28,515.16
2	Equity	Common Stock to be issued pursuant to future awards under the Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan (the "2016 ESPP")	457(a)	300,000	$ 70.12	$ 21,036,000.00	0.0001381	$ 2,905.07
Total Offering Amounts:						$ 227,517,956.35		$ 31,420.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 31,420.23
Offering Note
[1]	In addition to the number of shares of the Common Stock of Protagonist Therapeutics, Inc. (the "Registrant") stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock that may be granted pursuant to the compensatory stock plans listed above. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The "Amount Registered" represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2016 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2016 Plan automatically increases on January 1st of each year, starting on January 1, 2017 and continuing through (and including) January 1, 2026 by 4% of the total number of shares of the Registrant's capital stock outstanding on December 31st of the preceding fiscal year, or a lesser number of shares determined by the Registrant's board of directors (the "Board"). The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on The Nasdaq Global Market on February 18, 2026.

[2]	In addition to the number of shares of the Common Stock of the Registrant stated above, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock that may be granted pursuant to the compensatory stock plans listed above. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The "Amount Registered" represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2016 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2016 ESPP automatically increases on January 1st of each year, starting on January 1, 2017 and continuing through (and including) January 1, 2026 by the lesser of: (i) 1% of the total number of shares of the Registrant's capital stock outstanding on December 31st of the preceding fiscal year, (ii) 300,000 shares, or (iii) such other number of shares determined by the Board. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon a 15% discount from the average of the high and low prices of the Registrant's Common Stock on The Nasdaq Global Market on February 18, 2026, such discount representing the maximum permissible discount offered pursuant to the 2016 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A